UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  September 12, 2007

THERAVANCE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30319	94-3265960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

901 Gateway Boulevard
South San Francisco, California 94080
(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On September 13, 2007, Theravance, Inc. (NASDAQ: THRX) announced that the period during which holders of its common stock could require Theravance, using funds provided by GlaxoSmithKline plc (NYSE: GSK), to redeem up to 50% of their shares of common stock for $19.375 per share (the “Put Right”) expired at 5:00 p.m. EDT on September 12, 2007 (the “Expiration Time”).

According to the report of the depositary agent for the Put Right, as of the Expiration Time, an individual stockholder had properly exercised the Put Right for one share of common stock.  The depositary agent will promptly pay $19.375 per share for the share accepted for purchase. The closing sales price of Theravance common stock on September 12, 2007 as reported on NASDAQ Stock Market was $28.50 per share.

In exchange for GSK providing the funds to pay the purchase price for this share, and pursuant to its certificate of incorporation, Theravance will issue to GSK one share of its Class A common stock.  The common share purchased by Theravance pursuant to exercise of the Put Right will be retired and cancelled.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Date: September 13, 2007	By:	/s/ Bradford J. Shafer
Bradford J. Shafer
Senior Vice President and General Counsel